UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the registrant    ☑
Filed by a party other than the registrant    ☐
Check the appropriate box:
☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐    Definitive Proxy Statement
☑    Definitive Additional Materials
☐    Soliciting Material Pursuant to §240.14a-12
Remark Holdings, Inc.

Payment of Filing Fee (Check the appropriate box):
☑    No fee required.
☐    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:
☐    Fee paid previously with preliminary materials

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

RemarkHoldingsIMPORTANT ANNUAL MEETING INFORMATIONVote by InternetGo to www.envisionreports.com/MARKOr scan the QR code with your smartphoneFollow the steps outlined on the secure websiteStockholder Meeting NoticeImportant Notice Regarding the Availability of Proxy Materials for the Remark Holdings, Inc. Stockholder Meeting to be Held on May 31, 2018Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual stockholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to shareholders are available at:www.envisionreports.com/MARKEasy Online Access — A Convenient Way to View Proxy Materials and VoteWhen you go online to view materials, you can also vote your shares.Step 1: Go to www.envisionreports.com/MARK to view the materials.Step 2: Click on Cast Your Vote or Request Materials.Step 3: Follow the instructions on the screen to log in.When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.Obtaining a Copy of the Proxy Materials – If you want to receive a copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before May 19, 2018 to facilitate timely delivery.2 N O T

The Remark Holdings, Inc. 2018 Annual Meeting of Stockholders will be held on May 31, 2018 at 3960 Howard Hughes Parkway, Suite 900, Las Vegas, Nevada 89169 at 10:00 a.m. PT.Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.The Board of Directors recommends a vote FOR all nominees and FOR Proposal 2:Step 4: Make your selection as instructed on each screen to select delivery preferences and vote1.Election of Directors.2.Ratify the appointment of Cherry Bekaert LLP as our independent public accounting firm for 2018.PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.Directions to the Remark Holdings, Inc. 2018 Annual Meeting of StockholdersDirections to the Remark Holdings, Inc. 2018 Annual Meeting of Stockholders are available in the proxy statement, which can be viewed at www.envisionreports.com/MARK.Here’s how to order a copy of the proxy materials and select a future delivery preference:Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials.PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.    Internet – Go to www.envisionreports.com/MARK. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.Telephone – Call us free of charge at 1-866-641-4276 and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.Email – Send email to investorvote@computershare.com with “Proxy Materials Remark Holdings, Inc.” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by May 19, 2018.Directions to the Remark Holdings, Inc. 2018 Annual Meeting of Stockholders Take Interstate 15 to the eastbound Spring Mountain Road exit (if coming from the north) or the eastbound Flamingo Road exit (if coming from the south). Travel eastbound for approximately one mile to Howard Hughes Parkway. If traveling on Spring Mountain Road, turn south (right) onto Howard Hughes Parkway or, if traveling on Flamingo Road, turn north (left) onto Howard Hughes Parkway. From Howard Hughes Parkway, turn onto Hughes Center Drive (a left turn approximately one quarter mile from Spring Mountain Road, or the first right turn after turning onto Howard Hughes Parkway from Flamingo Road) and then take the first left turn, which leads into the parking lot.
The meeting location is in the building on the north end of the parking lot across from the parking garage.